                                                               Exhibit 99.(b)(9)

[EquiTrust letterhead]

                                 April 21, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen,

With reference to the Registration Statement on Form N-4 filed by EquiTrust Life Insurance Company ("Company") and its EquiTrust Life Annuity Account II with the Securities and Exchange Commission covering certain variable annuity contracts, I have examined such documents and such law as I considered necessary and appropriate, and on the basis of such examinations, it is my opinion that:

(1) The Company is duly organized and validly existing under the laws of the State of Iowa.

(2) The variable annuity contracts, when issued as contemplated by the said Form N-4 Registration Statement will constitute legal, validly issued and binding obligations of EquiTrust Life Insurance Company.

I hereby consent to the filing of this opinion as an exhibit to the said Form N-4 Registration Statement and to the reference to my name under the caption "Experts" in the Statement of Additional Information contained in the said Registration Statement. In giving this consent, I am not admitting that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                       Very truly yours,

                                       /s/ Stephen M. Morain

                                       Stephen M. Morain
                                       Senior Vice President
                                              & General Counsel